Exhibit 99.1

Mawson Infrastructure Group Inc. announces first Australian site powered by 100% renewable energy in partnership with Quinbrook Infrastructure Partners

Mawson to deploy across the Quinbrook Australia and US portfolio in late 2021 and 2022

Sydney, Australia — October 22nd, 2021 — Mawson Infrastructure Group Inc. (NASDAQ:MIGI) (“Mawson”), a digital infrastructure provider, is pleased to announce its first Australian site will be online in October 2021, powered by 100% renewable energy, in partnership with Quinbrook Infrastructure Partners (“Quinbrook”).

Mawson and Quinbrook have partnered on the initial 20MW site in northern New South Wales, Australia. This initial site allows Mawson to establish a strategic operation in Australia. Mawson will be deploying a new generation Modular Data Centre (MDC) specifically designed for Australian conditions at this facility, which will add approximately 0.4 EH to global operations.

Beyond the initial 20MW project, Mawson and Quinbrook have identified a pipeline of renewable energy assets across the Quinbrook portfolio in Australia and the US where future sites are expected to be jointly developed.

James Manning, CEO and Founder of Mawson, said, “Quinbrook’s values, experienced team and diverse operations made them a logical partner. Our partnership reflects our joint view that renewable energy will be key to future data centre infrastructure. Mawson is seeking to identify renewable energy projects which lead the transition to a decarbonized society, with a key focus on sustainable bitcoin mining. Quinbrook’s deep experience in energy and focus on ESG investment principles made this first project an obvious choice.”

About Mawson Infrastructure

Mawson Infrastructure is a digital infrastructure provider, with diversified operations across Cryptocurrency Mining and Digital Asset Management. Headquartered in Sydney, Australia and operating across the USA and Australia, Mawson Infrastructure’s mission is to build a bridge between the rapidly emerging digital asset industry and traditional capital markets, with a strong focus on shareholder returns. Mawson matches energy infrastructure with next-generation mobile data centre solutions, enabling the proliferation of blockchain technology.

For more information, visit: www.mawsoninc.com

About Quinbrook Infrastructure Partners

Quinbrook Infrastructure Partners is a specialist investment manager focused exclusively on lower carbon and renewable energy infrastructure investment and operational asset management. Quinbrook’s global investment and portfolio company teams are actively developing and constructing a portfolio exceeding 17GW of onshore wind, solar PV, reserve peaking power, battery storage projects, grid support and infrastructure, Virtual Power Plants and Community Energy Networks across the US, UK and Australia.

For more information, visit: www.quinbrook.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Mawson cautions that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Mawson’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the possibility that Mawson’s need and ability to raise additional capital, the development and acceptance of digital asset networks and digital assets and their protocols and software, the reduction in incentives to mine digital assets over time, the costs associated with digital asset mining, the volatility in the value and prices of cryptocurrencies and further or new regulation of digital assets. More detailed information about the risks and uncertainties affecting Mawson is contained under the heading “Risk Factors” included in Mawson’s Annual Report on Form 10-K filed with the SEC on March 1, 2021 and Mawson’s Quarterly Report on Form 10-Q filed with the SEC on August 10, 2021, and in other filings Mawson has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Mawson undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

Investor Contact:

Brett Maas
646-536-7331
brett@haydenir.com
www.haydenir.com